UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2006
Date of report (Date of earliest event reported)

Arête Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Colorado	33-16820-D	84-1508638
(State of Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification)

P. O. Box 141, Westminster, CO 80032
(Address of principal executive offices, including zip code)

(303) 652-3113
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2.  Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 13, 2006 Arete purchased the TOP Gathering System located in Campbell County, Wyoming for $330,000 cash from PRB Energy, Inc. The TOP system was constructed in late 2001 and began operations early in 2002. The system consists of 4.5 miles of 8-inch coated steel pipeline. The pipeline services producers of coal-bed methane in the Powder River Basin and is currently gathering from 33 wells operated by an independent natural gas company, transporting approximately 1.25 million cubic feet of gas per day. The gathering system has a current throughput capacity of approximately 4 to 30 million cubic feet (“MMcf”) of gas per day based on the compression attached to the pipeline. Our current fees of transportation will average $0.80 per thousand cubic feet (“Mcf”) and gathering fees are subject to contracts that expire 2012. Arête is in negotiations with the well owners and leaseholders of the current wells attached to the pipeline to purchase or participate in the development of the other gas zones in the region. The pipeline has capacity of three times as much gas as is presently being delivered, based on current compression, and developing the present leases would help fill that capacity. A copy of the Agreement is filed as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The funds of $400,000 in cash for the pipeline and related costs have been provided by two directors of the Company and an independent third party. The funds provided to the Company were as follows: $200,000 Director Donald W. Prosser, $100,000 Director and Secretary William Stewart, and $100,000 independent third party. No formal plan has been finalized on the repayment of these funds. The Company anticipates that the debt structure will be in the form of a convertible note secured by the assets of the pipeline. The anticipated rate of interest is 9% and the terms of the conversion are still being negotiated. The notes and terms are expected to be completed by the first week of October 2006.

Section 8.  Other Events

  Item 8.01  Other Events

On September 13, 2006, the Company issued a press release announcing the closing of the Pipeline asset purchase transaction. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 9.01(a) as the purchased pipeline is a small segment of the sellers business and there are no separate financial statements to be included.

(b)	Pro forma financial information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 9.01(a) as the purchased pipeline is a small segment of the sellers business and there are no separate financial statements to be included.

(c)	Exhibits.

Exhibit 10.1 Agreement for the Purchase and Sale of Assets dated September 1, 2006.

Exhibit 99.1 Press Release dated September 13, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARETE INDUSTRIES, INC.

Date: September 29, 2006
By: /s/ Charles L. Gamber
Name: Charles L. Gamber
Title: C E O and Director